Exhibit 5.7

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

February 12, 2025

The Goldman Sachs Group, Inc.,

200 West Street,

New York, New York 10282

GS Finance Corp.,

c/o The Goldman Sachs Group, Inc.,

200 West Street,

New York, New York 10282

Exhibits 5.7 and 23.5

OPINION OF DAVIS POLK & WARDWELL LLP

Ladies and Gentlemen:

The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), and GS Finance Corp., a Delaware corporation (“GSFC”), have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 on January 28, 2025 and a Pre-Effective Amendment No. 1 thereto on February 12, 2025 (together, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) the following securities (the “Securities”): (a) debt securities of the Company and GSFC (“Debt Securities”), which Debt Securities of GSFC will be fully and unconditionally guaranteed by the Company and (b) warrants of the GSFC to purchase or sell (i) securities issued by GSFC, or by an entity affiliated or not affiliated with GSFC, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies or (iii) any combination of the foregoing (collectively, the “Warrants”), which Warrants of GSFC will be fully and unconditionally guaranteed by the Company.

The Debt Securities issued by the Company are to be issued from time to time as senior indebtedness of the Company under a senior indenture dated as of July 16, 2008 between the Company and The Bank of New York Mellon, as Trustee (as supplemented by the Fourth Supplemental Indenture dated as of December 31, 2016, and as may be supplemented or amended from time to time, the “Goldman Sachs Senior Indenture”), which senior indebtedness may include the Company’s Medium-Term Notes, Series N (the “Goldman Sachs Senior Notes”).

The Debt Securities and Warrants issued by GSFC are to be issued from time to time as senior indebtedness of GSFC under a senior indenture dated as of October 10, 2008, among GSFC, as Issuer, the Company, as Guarantor, and The Bank of New York Mellon, as Trustee (as supplemented by the First Supplemental Indenture dated as of February 20, 2015, the Fourth Supplemental Indenture dated as of August 21, 2018, the Seventh Supplemental Indenture dated as of July 1, 2020 and the Eighth Supplemental Indenture dated as of October 14, 2020, and as may be further supplemented or amended from time to time, the “GSFC Senior Indenture” and, together with the Goldman Sachs Senior Indenture, the “Indentures”), which senior indebtedness may include GSFC’s Medium-Term Notes, Series F (the “GSFC Senior Notes”) and GSFC’s Warrants, Series G (the “GSFC Warrants”).

The Indentures have been filed or incorporated by reference as exhibits to the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company or GSFC that we reviewed were and are accurate and (vii) all representations made by the Company or GSFC as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

When the specific terms of a particular series of Debt Securities to be issued by the Company have been duly authorized and established in accordance with the Goldman Sachs Senior Indenture; and (x) in the case of Debt Securities represented by a master global note, (i) such Debt Securities have been duly authorized, executed and authenticated in accordance with the Goldman Sachs Senior Indenture; (ii) such Debt Securities have been duly issued in accordance with the Goldman Sachs Senior Indenture, (iii) the Trustee has made the appropriate entries or notations to the master global note that represents such Debt Securities and (iv) such Debt Securities have been delivered in accordance with the applicable underwriting or other agreement against payment therefor; or (y) in the case of Debt Securities represented by a global note, such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Goldman Sachs Senior Indenture, and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such Debt Securities to the extent determined to constitute unearned interest.

2.

When the specific terms of a particular series of Debt Securities to be issued by GSFC and guaranteed by the Company have been duly authorized and established in accordance with the GSFC Senior Indenture; and (x) in the case of Debt Securities represented by a master global note, (i) such guaranteed Debt Securities have been duly authorized, executed and authenticated in accordance with the GSFC Senior Indenture, (ii) such guaranteed Debt Securities have been duly issued in accordance with the GSFC Senior Indenture, (iii) the Trustee has made the appropriate entries or notations to the master global note that represents such Debt Securities and (iv) such guaranteed Debt Securities have been delivered in accordance with the applicable underwriting or other agreement against payment therefor; or (y) in the case of Debt Securities represented by a global note, such guaranteed Debt

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Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the GSFC Senior Indenture, as applicable, and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of GSFC and the related Guarantee will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (iii) any provision of the GSFC Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation and (iv) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such Debt Securities to the extent determined to constitute unearned interest.

3.

When the specific terms of the Warrants to be issued by GSFC and guaranteed by the Company have been duly authorized and established in accordance with the GSFC Senior Indenture; and (x) in the case of Warrants represented by a master warrant, (i) such guaranteed Warrants have been duly authorized, executed and authenticated in accordance with the GSFC Senior Indenture, (ii) such guaranteed Warrants have been duly issued in accordance with the GSFC Senior Indenture, (iii) the Trustee has made the appropriate entries or notations to the master global note that represents such Warrants and (iv) such guaranteed Warrants have been delivered in accordance with the applicable underwriting or other agreement against payment therefor; or (y) in the case of Warrants represented by a warrant certificate, such guaranteed Warrants have been duly authorized, executed, authenticated, issued and delivered in accordance with the GSFC Senior Indenture, as applicable, and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of GSFC and the related Guarantee will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (iii) any provision of the GSFC Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation.

We wish to point out that the opinions in paragraph (1) above, the opinions in paragraph (2) above and the opinions in paragraph (3) above do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities issued by the Company or by GSFC or by entities affiliated or unaffiliated with the Company or GSFC, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

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In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or a duly authorized officer of the Company or GSFC, as applicable, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) GSFC shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iv) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (v) the Indentures, any master global note, any master warrant and the Notes have been duly authorized, executed, authenticated and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company or GSFC, as applicable); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution and delivery of, and performance by the Company or GSFC, as applicable, pursuant to, any such Security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or GSFC, as applicable.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3. In addition, we consent to the following:

(a) If a pricing supplement relating to the offer and sale of any particular Goldman Sachs Senior Note or Goldman Sachs Senior Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, [when the notes offered by this pricing supplement have been executed and issued by the Company, authenticated by the trustee pursuant to the Goldman Sachs Senior Indenture and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by the Company pursuant to the Goldman Sachs Senior Indenture, the trustee has made the appropriate entries or notations to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that

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permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and its authentication of the [notes][master note] and the validity, binding nature and enforceability of the Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 12, 2025, which is Exhibit 5.7 to this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by the Company on February 12, 2025. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

(b) If a pricing supplement relating to the offer and sale of any particular GSFC Senior Note or GSFC Senior Notes is prepared and filed by GSFC with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to GSFC and Goldman Sachs, [when the notes offered by this pricing supplement have been executed and issued by GSFC, authenticated by the trustee pursuant to the GSFC Senior Indenture and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by the Company pursuant to the GSFC Senior Indenture, the trustee has made the appropriate entries or notations to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of GSFC and the related guarantee will be a valid and binding obligation of Goldman Sachs, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [,] [and] (ii) any provision of the GSFC Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Goldman Sachs’s obligation under the related guarantee [and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the GSFC Senior Indenture and its authentication of the [notes][master note] and the validity, binding nature and enforceability of the GSFC Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 12, 2025, which is Exhibit 5.7 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by the Company on February 12, 2025. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

(c) If a pricing supplement relating to the offer and sale of any particular GSFC Warrant or GSFC Warrants to be issued by GSFC is prepared and filed by GSFC with the Commission on this

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date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to GSFC and Goldman Sachs, [when the warrants offered by this pricing supplement have been executed and issued by GSFC, authenticated by the trustee pursuant to the GSFC Senior Indenture and delivered against payment as contemplated herein] [when the warrants offered by this pricing supplement have been issued by the Company pursuant to the GSFC Senior Indenture, the trustee has made the appropriate entries or notations to the master warrant that represents such warrants (the “master warrant”), and such warrants have been delivered against payment as contemplated herein], such warrants will be valid and binding obligations of GSFC and the related guarantee will be a valid and binding obligation of Goldman Sachs, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the GSFC Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Goldman Sachs’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the GSFC Senior Indenture and its authentication of the [warrants][master warrant] and the validity, binding nature and enforceability of the GSFC Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 12, 2025, which is Exhibit 5.7 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by the Company on February 12, 2025.”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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